                                                                    Exhibit 5.1


                           SCHIFINO & FLEISCHER, P.A.
                                ATTORNEYS AT LAW

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
WILLIAM J. SCHIFINO                                                     ONE TAMPA CITY CENTER
FRANK N. FLEISCHER           TELEPHONE: (813) 223-1535              201 NORTH FRANKLIN STREET
LINA ANGELICI               TELECOPIER: (813) 223-3070                             SUITE 2700
AMY LETTELLEIR                                                           TAMPA, FLORIDA 33602
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                                 June 3, 2002


Kensington Bankshares, Inc.
13246 North Dale Mabry Highway
Tampa, FL  33624

Gentlemen:

         This opinion is rendered in connection with the filing by Kensington Bankshares, Inc., a Florida corporation (the "Company"), with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement') registering under the Securities Act of 1933, as amended, 540,000 shares of common stock ("Common Stock") of the Company.

         We have examined such corporate records and documents as we have deemed relevant and necessary as the basis for this opinion, and we are familiar with or have reviewed the actions taken by the Company in connection with the authorization, registration, issuance and sale of the shares.

         Based upon the foregoing, we are of the opinion that the 540,000 shares covered by the Company's Registration Statement, when issued and delivered in accordance with the information set forth in this Registration Statement, will be duly authorized, validly issued, fully paid and nonassessable under the Florida Business Corporation Act as in effect on this date.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section entitled "Legal Opinion".


                                             Yours truly,

                                             /s/  William J. Schifino
                                             ----------------------------------
                                             William J. Schifino
                                             Schifino & Fleischer, P.A.


WJS/mc